Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP REPORTS FIRST QUARTER 2023 RESULTS

Boca Raton, Fla. – April 25, 2023 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported today its financial results for the first quarter 2023.

First Quarter 2023 Highlights

•	Total revenues of $608.2 million

•	Net Income of $28.0 million

•	Net Income Attributable to GEO of $0.19 per diluted share

•	Adjusted Net Income of $0.22 per diluted share

•	Adjusted EBITDA of $130.9 million

•	Reduced net debt by approximately $70 million in 1Q23

For the first quarter 2023, we reported net income of $28.0 million, compared to net income of $38.2 million for the first quarter 2022. We reported total revenues for the first quarter 2023 of $608.2 million compared to $551.2 million for the first quarter 2022.

First quarter 2023 results reflect a year-over-year increase of $22.6 million in interest expense as a result of the completed transactions to address the substantial majority of our outstanding debt, which closed on August 19, 2022, as well as the impact of higher interest rates.

We reported first quarter 2023 Adjusted EBITDA of $130.9 million, compared to $125.2 million for the first quarter 2022.

George C. Zoley, Executive Chairman of GEO, said, “Our diversified business units have continued to deliver steady operating and financial results. Our financial performance remains strong, which has allowed us to continue to make substantial progress towards our debt reduction and deleveraging objectives. During the first quarter of 2023, we reduced our net debt by approximately $70 million. Our goal remains to reduce our net leverage to below 3.5 times Adjusted EBITDA by the end of 2023 and to below 3 times Adjusted EBITDA by the end of 2024, and we are optimistic that the successful execution of our debt reduction strategy can unlock equity value for our shareholders.”

Recent Developments

On April 19, 2023, we entered into a lease agreement with the State of Oklahoma for the use of our previously idle 1,900-bed Great Plains Correctional Facility. The lease agreement will have a term of five years and six months effective May 1, 2023, with subsequent unlimited one-year option periods, and is expected to generate annual straight-line lease revenue for GEO of approximately $8.5 million.

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

—More—

2023 Financial Guidance

Today, we updated our financial guidance for 2023. We expect full year 2023 Net Income to be between $105 million and $125 million on annual revenues of between $2.38 billion and $2.46 billion. Our GAAP Net Income guidance for 2023 reflects an expected increase in our net interest expense of approximately $67 million, due to higher interest rates and the debt restructuring transactions we completed in August of 2022. We expect our effective tax rate for the full year 2023 to be approximately 29 percent, exclusive of any discrete items.

We expect our full year 2023 Adjusted EBITDA to be between $507 million and $537 million.

For the second quarter of 2023, we expect Net Income to be between $24 million and $26 million on quarterly revenues of $585 million to $590 million, and we expect our second quarter 2023 Adjusted EBITDA to be in a range of $124 million and $129 million.

Conference Call Information

We have scheduled a conference call and webcast for today at 11:00 AM (Eastern Time) to discuss our first quarter 2023 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available through May 2, 2023, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 6273779.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 102 facilities totaling approximately 82,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Adjusted Net Income, and Net Income to EBITDA and Adjusted EBITDA, along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

—More—

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, and Adjusted EBITDA are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Net Debt, Net Leverage, Adjusted Net Income, and Adjusted EBITDA. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2023, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Debt is defined as gross principal less cash from restricted subsidiaries. Net Leverage is defined as Net Debt divided by Adjusted EBITDA.

EBITDA is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (gain)/loss on asset divestitures, pre-tax, net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income. The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Adjusted Net Income is defined as net income attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on the extinguishment of debt, pre-tax, and tax effect of adjustments to net income attributable to GEO.

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

—More—

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the full year and second quarter of 2023 and GEO’s expected targets for net debt reductions and net leverage decreases. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2023 given the various risks to which its business is exposed; (2) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (3) GEO’s ability to identify and successfully complete any potential sales of company-owned assets and businesses on commercially advantageous terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) the magnitude, severity, and duration of the current COVID-19 global pandemic, its impact on GEO, GEO’s ability to mitigate the risks associated with COVID-19, and the efficacy and distribution of COVID-19 vaccines; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (9) fluctuations in our operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in our operating costs; (10) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (11) GEO’s ability to address inflationary pressures related to labor related expenses and other operating costs; (12) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (13) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (14) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (15) GEO’s ability to successfully pursue growth and continue to create shareholder value; (16) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; and (17) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

First quarter 2023 financial tables to follow:

Contact:Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	March 31, 2023	December 31, 2022
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$110,916	$95,073
Accounts receivable, less allowance for doubtful accounts	349,337	416,399
Prepaid expenses and other current assets	40,995	43,536

Total current assets	$501,248	$555,008

Restricted Cash and Investments	129,832	111,691
Property and Equipment, Net	1,972,859	2,002,021
Operating Lease Right-of-Use Assets, Net	85,294	90,950
Assets Held for Sale	14,594	480
Deferred Income Tax Assets	8,005	8,005
Intangible Assets, Net (including goodwill)	899,435	902,887
Other Non-Current Assets	90,717	89,341

Total Assets	$3,701,984	$3,760,383

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$78,851	$79,312
Accrued payroll and related taxes	69,020	53,225
Accrued expenses and other current liabilities	182,768	237,369
Operating lease liabilities, current portion	20,723	22,584
Current portion of finance lease obligations, long-term debt, and non-recourse debt	44,736	44,722

Total current liabilities	$396,098	$437,212

Deferred Income Tax Liabilities	75,849	75,849
Other Non-Current Liabilities	76,232	74,008
Operating Lease Liabilities	69,698	73,801
Finance Lease Liabilities	1,102	1,280
Long-Term Debt	1,883,956	1,933,145
Total Shareholders’ Equity	1,199,049	1,165,088

Total Liabilities and Shareholders’ Equity	$3,701,984	$3,760,383

*	all figures in ‘000s

— More —

Contact:Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q1 2023	Q1 2022
	(unaudited)	(unaudited)
Revenues	$608,209	$551,185
Operating expenses	433,492	385,161
Depreciation and amortization	31,923	35,938
General and administrative expenses	50,134	48,560

Operating income	92,660	81,526
Interest income	1,168	5,628
Interest expense	(54,258)	(31,621)
(Loss) on extinguishment of debt	(136)	—
Gain on asset divestitures	—	(627)

Income before income taxes and equity in earnings of affiliates	39,434	54,906
Provision for income taxes	12,362	17,962
Equity in earnings of affiliates, net of income tax provision	922	1,235

Net income	27,994	38,179
Less: Net loss attributable to noncontrolling interests	9	40

Net income attributable to The GEO Group, Inc.	$28,003	$38,219

Weighted Average Common Shares Outstanding:
Basic	121,432	120,714
Diluted	125,139	121,394
Net income per Common Share Attributable to The GEO Group, Inc.** :
Basic:
Net income per share — basic	$0.19	$0.26

Diluted:
Net income per share — diluted	$0.19	$0.26

*	All figures in ‘000s, except per share data
**

In accordance with U.S. GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

— More —

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income to EBITDA and Adjusted EBITDA,

and Net Income Attributable to GEO to Adjusted Net Income*

(Unaudited)

	Q1 2023	Q1 2022
	(unaudited)	(unaudited)
Net Income	$27,994	$38,179
Add:
Income tax provision **	12,541	18,074
Interest expense, net of interest income ***	53,226	25,993
Depreciation and amortization	31,923	35,938

EBITDA	$125,684	$118,184

Add (Subtract):
(Gain)/Loss on asset divestitures, pre-tax	—	627
Net loss attributable to noncontrolling interests	9	40
Stock based compensation expenses, pre-tax	5,578	6,313
Other non-cash revenue & expenses, pre-tax	(355)	—

Adjusted EBITDA	$130,916	$125,164

Net Income attributable to GEO	$28,003	$38,219

Add (Subtract):
(Gain)/Loss on extinguishment of debt, pre-tax	136	—
Tax effect of adjustment to net income attributable to GEO (1)	(34)	—

Adjusted Net Income	$28,105	$38,219

Weighted average common shares outstanding - Diluted	125,139	121,394

Adjusted Net Income per Diluted share	0.22	0.31

*	all figures in ‘000s, except per share data
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt
(1)	Tax adjustment related to gain/loss on extinguishment of debt.

— More —

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

2023 Outlook/Reconciliation (1)

(In thousands, except per share data)

(Unaudited)

	FY 2023
Net Income Attributable to GEO	$105,000	to	$125,000
Net Interest Expense	214,000		217,000
Income Taxes
(including income tax provision on equity in earnings of affiliates)	43,000		49,000
Depreciation and Amortization	128,500		129,500
Non-Cash Stock Based Compensation	16,500		16,500

Adjusted EBITDA	$507,000	to	$537,000

Adjusted Net Income Per Diluted Share	$0.84		$1.00
Weighted Average Common Shares Outstanding-Diluted	125,300	to	125,300

CAPEX
Growth	8,000	to	10,000
Technology	25,000	to	30,000
Facility Maintenance	45,000	to	50,000

Capital Expenditures	78,000	to	90,000

Total Debt, Net	$1,815,000		$1,775,000
Total Leverage, Net	3.49		3.41

(1)	Total Net Leverage is calculated using the midpoint of Adjusted EBITDA guidance range.

- End -

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations